                        STANDBY BOND PURCHASE AGREEMENT

                           DATED AS OF           , 19

                                 BY AND BETWEEN

                                [NAME OF ISSUER]

                                      AND

                              AIG LIQUIDITY CORP.

                        RELATING TO THE           BONDS,

                                  SERIES

                               TABLE OF CONTENTS


                                                                                                   PAGE
                                                                                                   ----
                                              ARTICLE I.
                                              DEFINITIONS
SECTION 1.01.     DEFINITIONS...................................................................     1
SECTION 1.02.     INCORPORATION OF CERTAIN DEFINITIONS BY REFERENCE.............................     4

                                              ARTICLE II.
                                         THE COMMITMENT; FEES
SECTION 2.01.     COMMITMENT TO PURCHASE BONDS..................................................     4
SECTION 2.02.     METHOD OF PURCHASING..........................................................     4
SECTION 2.03.     REDUCTION OF COMMITMENT.......................................................     5
SECTION 2.04.     SALE OF BONDS.................................................................     5
SECTION 2.05.     FEES..........................................................................     6
SECTION 2.06.     RIGHTS OF THE PURCHASER.......................................................     6
SECTION 2.07.     CHANGE OF LAW.................................................................     7

                                             ARTICLE III.
                                       THE PURCHASED BONDS RATE
SECTION 3.01.     PURCHASED BONDS TO BEAR INTEREST AT PURCHASED BONDS RATE......................     8

                                              ARTICLE IV.
                             REPRESENTATIONS AND WARRANTIES OF THE ISSUER
SECTION 4.01.     REPRESENTATIONS AND WARRANTIES................................................     8

                                              ARTICLE V.
                                        COVENANTS OF THE ISSUER
SECTION 5.01.     AFFIRMATIVE COVENANTS.........................................................     9
SECTION 5.02.     NEGATIVE COVENANTS............................................................    11

                                              ARTICLE VI.
                                         CONDITIONS PRECEDENT
SECTION 6.01.     CONDITIONS TO PURCHASER'S ENTERING INTO AGREEMENT.............................    11

                                             ARTICLE VII.
                                      EVENTS OF DEFAULT; REMEDIES
SECTION 7.01.     EVENTS OF DEFAULT.............................................................    13
[SECTION 7.02.    REMEDIES......................................................................    14
[SECTION 7.02.    REMEDIES......................................................................    15
[SECTION 7.02.    REMEDIES......................................................................    15

                                             ARTICLE VIII.
                                             MISCELLANEOUS
SECTION 8.01.     WAIVER; PARTIES IN INTEREST; CAPTION HEADINGS.................................    16
SECTION 8.02.     GOVERNING LAW.................................................................    16
SECTION 8.03.     SEVERABILITY..................................................................    16
SECTION 8.04.     COUNTERPARTS..................................................................    16
SECTION 8.05.     FEES; EXPENSES; DOCUMENTARY TAXES; INDEMNIFICATION............................    16
SECTION 8.06.     TERM OF THE AGREEMENT; TERMINATION OF PURCHASE PERIOD
                  UPON ELECTIONS OF THE ISSUER..................................................    17
SECTION 8.07.     EXTENSION OF PURCHASE PERIOD; NOTICE OF NON-EXTENSION.........................    18
SECTION 8.08.     SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS.........................    18
SECTION 8.09.     PARTICIPATION.................................................................    18
SECTION 8.10.     RIGHT OF SET-OFF..............................................................    18
SECTION 8.11.     NOTICES.......................................................................    18
SECTION 8.12.     PAYMENTS......................................................................    19
SECTION 8.13.     CONSENT TO JURISDICTION; WAIVER OF DEFENSE OF SOVEREIGN
                  IMMUNITY......................................................................    19

     STANDBY BOND PURCHASE AGREEMENT (this "Agreement") dated as of           ,
19  between           , a [state] [authority] [political subdivision] [municipal corporation] organized and existing under the laws of the State of (the "Issuer") and AIG Liquidity Corp., a Delaware corporation (the "Purchaser").

                              W I T N E S S E T H:

     WHEREAS, the Issuer has issued $   ,000,000 aggregate principal amount of
its           Bonds, Series           (the "Bonds"), under the
[ordinance, resolution, order, trust indenture or similar instrument of the Issuer pursuant to which the Bonds are issued and secured], as amended and supplemented (the "Bond Security Agreement"), including the
[supplement to the Bond Security Agreement specifying terms of Bonds] (the "Series Bond Security Agreement"); and

     WHEREAS, pursuant to the terms of the Bond Security Agreement and the Bonds, the holders of the Bonds have the right to and under certain circumstances are required to tender their Bonds for purchase at a purchase price equal to the principal amount of the tendered Bonds plus interest accrued thereon to the purchase date; and

     WHEREAS, the Issuer desires to provide for the purchase by the Purchaser on the terms and conditions specified herein of tendered or deemed tendered Bonds which cannot be remarketed as provided for in the Bond Security Agreement;

     NOW, THEREFORE, in consideration of the respective agreements contained herein, the parties hereto agree as follows:

                                   ARTICLE I.

                                  DEFINITIONS

     SECTION 1.01. DEFINITIONS. The following terms, as used herein, have the following meanings:

          "ACT" shall mean the enabling legislation of the Issuer and other law pursuant to which the Bonds are issued and secured.

          "AVAILABLE COMMITMENT" means on any day the sum of the Available Principal Commitment and the Available Interest Commitment on such day.

          "AVAILABLE INTEREST COMMITMENT" initially means $          (an amount
     equal to      days' interest on the Bonds, assuming the Bonds bore interest
     at the rate of      % per annum (computed in accordance with the Bond
     Security Agreement)) and thereafter means said amount adjusted from time to time as follows: (a) downward by an amount that bears the same proportion to such initial amount as the amount of any reduction in the Available Principal Commitment pursuant to the definition of "Available Principal Commitment" bears to the initial Available Principal Commitment; and (b) upward by an amount that bears the same proportion to such initial amount as the amount of any increase in the Available Principal Commitment bears to the initial Available Principal Commitment.

          "AVAILABLE PRINCIPAL COMMITMENT" initially means $          [the
     aggregate principal amount of the Bonds Outstanding on Closing Date] and thereafter means said amount adjusted from time to time as follows: (a) downward by the amount of any reduction of the Available Principal Commitment pursuant to Section 2.03 hereof; (b) downward by the principal amount of any Bonds purchased with moneys made available to the Tender Agent by the Purchaser pursuant to Section 2.02(b) hereof; (c) upward by the principal amount of any Bonds theretofore purchased with moneys made available to the Tender Agent by the Purchaser pursuant to Section 2.02(b) hereof which are sold by a Purchased Bondholder pursuant to or as contemplated by Section 2.04(c) hereof or which a Purchased Bondholder elects to retain pursuant to Section 2.04(c) hereof; and (d) downward at the times and to the extent provided in Section 7.02 hereof. Any adjustments pursuant to clauses (a), (b), (c) and (d) above shall occur simultaneously with the event requiring such adjustments.


          "BOND DOCUMENTS" means the Bond Security Agreement, this Agreement, the Remarketing Agreement, [if applicable] the Tender Agency Agreement and [if applicable] the Policy.

          "BUSINESS DAY" shall have the meaning set forth in the Bond Security Agreement.

          "CLOSING DATE" means the date on which this Agreement is delivered by the Purchaser to the [Tender Agent/Trustee].

          "DEFAULT" shall mean any event which with notice or lapse of time, or both, would become an Event of Default.

          "EVENT OF DEFAULT" shall mean any of the events described in Section
     7.01 hereof.


          "INSURER" [applicable only if the Bonds are insured] shall mean
               , a           -domiciled stock insurance company.


          "INSURER EVENT OF INSOLVENCY" [if applicable] means the occurrence and continuance of one or more of the following events: (a) the issuance, under the laws of the state of incorporation or organization of the Insurer, of an order for relief, rehabilitation, reorganization, conservation, liquidation or dissolution of the Insurer; (b) the commencement by the Insurer of a voluntary case or other proceeding seeking an order for relief, liquidation, rehabilitation, conservation, reorganization or dissolution with respect to itself or its debts under the laws of the state of incorporation or formation of the Insurer or any bankruptcy, insolvency or other similar law now or hereafter in effect including, without limitation, the appointment of a trustee, receiver, liquidator, custodian or other similar official for itself or any substantial part of its property; (c) the consent of the Insurer to any relief referred to in the preceding clause (b) in an involuntary case or other proceeding commenced against it; (d) the making by the Insurer of an assignment for the benefit of creditors; (e) the failure of the Insurer to generally pay its debts or claims as they become due; or (f) the initiation by the Insurer of any actions to authorize any of the foregoing.

          "LAW" means the           of the State of          (Section   et seq.
     of the           , as amended), and all laws amendatory thereof or
     supplemental thereto.

          "LIEN" shall mean any mortgage, pledge, security interest, encumbrance, deposit arrangement, lien or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any lease in the nature thereof and the filing of or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction).

          "MAXIMUM RATE" means the maximum rate of interest permitted to be borne by the Bonds under the Bond Security Agreement.

          "MERGER WITHOUT ASSUMPTION" means that a party to this Agreement consolidates or amalgamates, or merges into, or transfers all or substantially all its assets to, or reorganizes, incorporates, reincorporates, or reconstitutes into or as, another entity, or also in the case of the Issuer, any Person, board, body, commission, agency, or authority succeeds to the principal functions of, and/or the power or duties granted to, the Issuer, and in any such case, at the time of such consolidation, amalgamation, merger, transfer, reorganization, incorporation, reincorporation, reconstitution, or succession the resulting, surviving or transferee entity fails to assume all the obligations of such party under this Agreement by operation of law or pursuant to any agreement reasonably satisfactory to the other party to this Agreement.

          "OFFICIAL STATEMENT" shall mean the Preliminary Official Statement and the final Official Statement relating to the sale of the Bonds (including the cover page and all summary statements, appendices and other materials included or incorporated by reference or attached thereto), as amended or supplemented, or any other preliminary or final official statement of the Issuer or prospectus used with respect to the remarketing of the Bonds.

          "PARTICIPANT" shall mean any Person which purchases from the Purchaser, from time to time, a participation in the Purchaser's rights and interests and assumes obligations in and under this Agreement.

          "PERSON" means any individual or entity, together with its permitted successors and assigns and, in the case of a governmental Person, the Person succeeding to its functions and capacities.

          "PLEDGED REVENUES" means the revenues of the Issuer on which the Issuer has given a Lien pursuant to the Bond Security Agreement to secure the Bonds.

          "POLICY" [if applicable] means the municipal bond insurance policy issued by the Insurer to insure the payment of principal of and interest (including interest at the Purchased Bonds Rate) on the Bonds, together with any extensions, modifications and replacements thereof.


          "PURCHASE ACCOUNT" means the Purchase Account maintained by the Tender Agent in the Purchase and Remarketing Fund for use in connection with the
     purchase of Bonds pursuant to Section   of the Series Bond Security
     Agreement.


          "PURCHASE DATE" means a Business Day during the Purchase Period on which the Purchaser purchases Bonds pursuant to Section 2.02 hereof.

          "PURCHASE PERIOD" means the period from the date this Agreement
     becomes effective to and including the earlier of (i)           or an
     extended date as may become effective under Section 8.07 hereof, (ii) the receipt by the Purchaser of a certificate purportedly signed by an officer of the [Tender Agent] [Trustee] stating that the Purchase Period has been terminated pursuant to the terms of the Series Bond Security Agreement because (y) an Alternate Standby Agreement has been provided under the Series Bond Security Agreement and as provided in Section 8.06(c) hereof or
     (z) no Bonds remain Outstanding, (iii) the day after the Purchaser receives notice from an officer of the [Tender Agent] [Trustee] regarding the effective date of the Fixed Interest Rate Period for all the Bonds or the day after the Fixed Interest Rate takes effect, whichever occurs last, (iv) the date specified in a written notice delivered by the Issuer to the Purchaser that the Purchase Period has been terminated pursuant to Section 8.06(b) of this Agreement or (v) the date of termination of the Available Commitment and the Purchaser's obligation to purchase Bonds in accordance with Section 7.02 of this Agreement.

          "PURCHASE PRICE" means, with respect to the Bonds or portions thereof to be purchased on any Purchase Date, the aggregate principal amount thereof plus interest accrued and unpaid thereon to such date.

          "PURCHASED BOND" means each Bond purchased by the Tender Agent under the Series Bond Security Agreement with funds provided by the Purchaser hereunder until the remarketing of such Bond pursuant to Section 2.04(c) hereof or the effective date of an election by the Purchased Bondholder that owns such Bond or the beneficial interest therein to retain such Bond or beneficial interest in accordance with Section 2.04(c) hereof.

          "PURCHASED BONDHOLDER" means the Purchaser (but only in its capacity as owner of Purchased Bonds or beneficial interests therein pursuant to this Agreement) and any other Person that has purchased Purchased Bonds or beneficial interests therein from the Purchaser or from another Purchased Bondholder pursuant to Section 2.04(a) hereof so long as such Bonds or beneficial interests therein are owned by the Purchaser or by such Person and such Bonds are Purchased Bonds.

          "PURCHASED BONDS DAY" means any day on which, at      p.m., New York
     time, any Bond is a Purchased Bond.

          "PURCHASED BONDS RATE" shall, at any date of determination, have the meaning ascribed thereto in Section 3.01 of this Agreement in effect on such date.

          "STANDBY PURCHASER GUARANTEE" means the Guarantee, dated the date hereof, issued by the Standby Purchaser Guarantor guaranteeing the obligations of the Purchaser hereunder.

          "STANDBY PURCHASER GUARANTOR" means American International Group, Inc.

          "TENDER AGENCY AGREEMENT" [if applicable] means that certain Tender
     Agency Agreement, dated as of           , by and between the Issuer and the
     Tender Agent.

          "TENDER AGENT" means           of           or its successor under the
     Series Bond Security Agreement.

          "TENDERED BOND" means as of any date, any Bond which is subject to
     purchase pursuant to Section   of the Series Bond Security Agreement other
     than any Bond which has been remarketed, provided that in no event shall a Purchased Bond be a Tendered Bond.

          "TRUSTEE" means           , which, as of the date hereof, has its
     principal corporate trust office in           , and its successors and
     assigns, or any other corporation or association which may at any time be
     substituted in its place, as provided in Section   of the Bond Security
     Agreement.

     SECTION 1.02. INCORPORATION OF CERTAIN DEFINITIONS BY REFERENCE. Each capitalized term used herein and not defined herein shall have the meaning provided therefor in the Bond Security Agreement.

                                  ARTICLE II.

                              THE COMMITMENT; FEES

     SECTION 2.01. COMMITMENT TO PURCHASE BONDS. The Purchaser agrees, on the terms and conditions contained in this Agreement, to provide immediately available funds to purchase Tendered Bonds in Authorized Denominations from time to time during the Purchase Period at the Purchase Price. Such Tendered Bonds
or, while the system of book-entry described in Section   of the Series Bond
Security Agreement is in effect, beneficial interests in such Tendered Bonds shall be purchased for the account of the Purchaser. The aggregate principal amount of Bonds purchased on any Purchase Date shall not exceed the Available Principal Commitment of the Purchaser on such date. The aggregate amount of the Purchase Price comprising interest on any Purchase Date shall not exceed the lesser of (1) the Available Interest Commitment of the Purchaser and (2) the actual amount of interest accrued on Bonds so purchased; provided however in no event shall the Available Interest Commitment be available for or used for payment of interest on Purchased Bonds at the Purchased Bonds Rate.

     SECTION 2.02. METHOD OF PURCHASING. (A) PURCHASE OF BONDS. Under Section of the Series Bond Security Agreement, the Remarketing Agent is required to give the Purchaser written or telephonic notice (promptly confirmed by telex or
telecopier), (a) no later than      a.m., New York time, on the      Business
Day prior to the Business Day on which Tendered Bonds are to be purchased by the Tender Agent under the Series Bond Security Agreement, of (i) the aggregate principal amount of Tendered Bonds that have been tendered for purchase on such later Business Day and (ii) the aggregate principal amount of such Tendered Bonds sold by the Remarketing Agent under the terms of the Series Bond Security
Agreement and (b) no later than      a.m., New York time, on the Business Day on
which Bonds are to be purchased by the Tender Agent under the Series Bond Security Agreement of the aggregate principal amount of Tendered Bonds sold by the Remarketing Agent under the terms of the Series Bond Security Agreement. No
later than      a.m., New York time, on the Purchase Date, the [Trustee] [Tender
Agent] shall give the Purchaser notice of the aggregate Purchase Price of the Tendered Bonds required to be purchased pursuant to Section 2.02(b) below and the amount of such Purchase Price comprising principal and the amount of such Purchase Price comprising accrued interest. After receipt of the notice specified in the preceding sentence of this paragraph, the Purchaser shall, subject to Sections 2.01 and 2.02(a), [and unless it determines that its obligation to purchase hereunder shall have been suspended or terminated in
accordance with Section 7.02 hereof,] by        p.m., New York time, on the
Purchase Date, make available such Purchase Price to the Tender Agent, in immediately available funds, to be held in the Purchase Account as described in
Section   of the Series Bond Security Agreement. All funds provided by the
Purchaser hereunder shall be the Purchaser's own funds or funds derived from Participants and not funds of the Issuer.

     (B) METHOD OF PURCHASE.  As soon as practicable after moneys become
available, but in any event not later than      p.m., New York City time, on
each Purchase Date, the Tender Agent is required under Section   of the Series
Bond Security Agreement to purchase, for the account of the Purchaser, at the Purchase Price, with funds previously made available to the Tender Agent pursuant to Section 2.02(a) above, that portion of the Tendered Bonds for the purchase of which immediately available funds are not otherwise then available
for such purposes under Section   of the Series Bond Security Agreement. The
Tender Agent
is required under Section   of the Series Bond Security Agreement to remit to
the Purchaser such funds which are not so used to purchase Tendered Bonds. The Bonds purchased with moneys made available to the Tender Agent as described in
Section 2.02(a) above shall constitute Purchased Bonds and (a) while the system
of book-entry described in Section   of the Series Bond Security Agreement is
not in effect, shall be registered in the name of the Purchaser, or any nominee of the Purchaser, and such Purchased Bonds shall be held by the Tender Agent, as agent of the Purchaser, on the date of such purchase, and (b) while such book-entry system is in effect, the record ownership in such Purchased Bonds shall be transferred to the Tender Agent and the Purchaser shall be the beneficial owner of such Purchased Bonds.


     (C) NO LIABILITY OF PURCHASER FOR [TENDER AGENT'S] [TRUSTEE'S] FAILURE TO ACT. The Purchaser shall not have any responsibility for, or incur any liability in respect of, any act, or any failure to act, by the [Tender Agent] [Trustee] which results in the failure of the [Tender Agent] [Trustee], as the case may be, (y) to credit the appropriate account with funds made available by the Purchaser pursuant to this Section or (z) to effect the purchase of Tendered Bonds with such funds pursuant to this Section.

     (D) REIMBURSEMENT OF THE INTEREST COMPONENT. In the event that a Bond or beneficial interest therein is purchased with moneys made available to the Tender Agent by the Purchaser pursuant to this Section 2.02, the Purchaser shall be entitled to reimbursement of the accrued interest component, if any, of the Purchase Price of such Bond or beneficial interest (the "Interest Component"), together with interest accrued thereon to the date of such reimbursement at the Purchased Bonds Rate calculated on the basis of a year of 365 days and the actual number of days elapsed. Unless otherwise provided in the Bond Security Agreement, the Interest Component and such interest accrued thereon shall be paid to the Purchaser on the earlier of the date on which such Bond or beneficial interest is remarketed or the next succeeding Interest Payment Date and shall be included in (and reimbursed as) interest accrued on such Bond or beneficial interest. The Issuer may reimburse the Purchaser for such Interest Component at any time prior to the time required by the preceding sentence.

     SECTION 2.03. REDUCTION OF COMMITMENT. Upon any redemption, payment or provision for payment pursuant to the Bond Security Agreement of all or any portion of the principal amount of the Bonds so that such Bonds shall cease to be Outstanding under the Bond Security Agreement, the aggregate Available Principal Commitment of the Purchaser shall automatically be reduced by the principal amount of such Bonds so redeemed, paid or with respect to which provision for the payment thereof has been so made. The Issuer agrees to give the Purchaser notice of any redemption (other than sinking fund redemption) or defeasance of the Bonds pursuant to the Bond Security Agreement.

     SECTION 2.04. SALE OF BONDS. (A) RIGHT TO SELL BONDS. The Purchaser expressly reserves the right to sell, at any time, any Purchased Bond or the beneficial interest therein subject, however, to the express terms of this Agreement. The Purchaser agrees that such sales (other than sales made pursuant to Section 2.04(c) hereof) will be made only to institutional investors or other entities or individuals which customarily purchase commercial paper or tax-exempt securities in large denominations. The Purchaser agrees to notify the Insurer, the [Trustee], the [Tender Agent] and the Remarketing Agent promptly in writing, which may be by telecopy, of any such sale (other than a sale made pursuant to Section 2.04(c)) and to notify the transferee in writing that (i) such Bond is no longer a Bond that the Purchaser is obligated to purchase hereunder so long as it remains a Purchased Bond, (ii) such Bond or beneficial interest may be transferred only as provided in this Section 2.04 while such Bond is a Purchased Bond and (iii) such Bond is subject to sale, and may cease to be a Purchased Bond, as provided in Section 2.04(c) hereof. The Purchaser shall provide the [Trustee] [Tender Agent] with the written agreement of each Purchased Bondholder purchasing a Purchased Bond or beneficial interest therein from the Purchaser (i) acknowledging the terms of this Agreement relating to Purchased Bonds, (ii) agreeing not to sell such Purchased Bond or beneficial interest except for sales to the Purchaser, sales to a purchaser identified by the Remarketing Agent pursuant to Section 2.04(b) and sales in accordance with the immediately succeeding paragraph and (iii) specifying an address and telephone number and account information for purposes of all notices and payments to such Purchased Bondholder.

     Each Purchased Bondholder may sell any Purchased Bond or the beneficial interest therein but only if any such sale is made in accordance with the terms hereof applicable to sales of Purchased Bonds or beneficial interests therein by the Purchaser, including the provisions set forth in the foregoing paragraph of this Section 2.04(a).

     (B) PURCHASE NOTICES.  Prior to      a.m. (New York time) on any Business
Day on which a Purchased Bondholder owns Purchased Bonds or beneficial interests therein, the [Trustee] [Tender Agent] may deliver a notice to such Purchased Bondholder and to the Purchaser stating that the Remarketing Agent has located a purchaser for some or all of such Purchased Bonds or beneficial interests and that such purchaser desires to purchase on the Business Day following the date on which such Purchased Bondholder receives such notice (in any such case, a "Sale Date") an Authorized Denomination of such Purchased Bonds or beneficial interests at a price which, together with any moneys to be provided by the [Trustee] [Tender Agent] pursuant to the Bond Security Agreement with respect to payment of interest, will equal the aggregate principal amount thereof plus interest (including any unreimbursed Interest Component and interest thereon under Section 2.02(d)) accrued and unpaid thereon to the Sale Date.

     (C) SALE OF PURCHASED BONDS. A Purchased Bondholder shall decide whether or not to sell any Purchased Bond or beneficial interest therein to any such purchaser located by the Remarketing Agent and shall give written notice of such
decision to the [Trustee] [Tender Agent] and the Remarketing Agent by      p.m.
(New York time) on the Business Day preceding the Sale Date. In the event such notice is not timely delivered by a Purchased Bondholder, such Purchased Bondholder shall be deemed to have determined to sell such Purchased Bond or beneficial interest. If a Purchased Bondholder determines or is deemed to have determined to sell such Purchased Bond or beneficial interest, such Purchased Bond or beneficial interest shall be returned to or released by the [Trustee]
[Tender Agent] by      a.m. (New York time) on the Sale Date against receipt of
the purchase price therefor as set forth in this Section 2.04 equal to the principal amount thereof and accrued interest thereon in immediately available funds by the Purchaser in accordance with Section 8.12 hereof or at the Purchased Bondholder's address listed in the Bond Register, as the case may be, whereupon such Bonds shall thereupon no longer be Purchased Bonds and the [Trustee] [Tender Agent] shall notify the [Tender Agent] [Trustee] that such Bonds are no longer Purchased Bonds. Any sale of a Purchased Bond pursuant to this Section 2.04 shall be without recourse to the seller and without representation or warranty of any kind. If a Purchased Bondholder notifies the [Trustee] [Tender Agent] and the Remarketing Agent that it will not sell such Purchased Bond or beneficial interest, such Bonds shall no longer be Purchased Bonds as of the Sale Date, and the [Trustee] [Tender Agent] shall on the Sale Date give notice to such effect to the [Tender Agent] [Trustee], the Remarketing Agent, the Purchaser and such Purchased Bondholder.

     SECTION 2.05. FEES. (A) COMMITMENT FEE. The Issuer hereby agrees to pay or cause to be paid to the Purchaser a commitment fee with respect to the
commitment of the Purchaser hereunder at the rate of      % per annum [rate to
be determined] commencing on the Closing Date and continuing for the duration of the Purchase Period on the average daily amount of the Available Commitment of the Purchaser during each period as set forth hereinbelow. Such fee shall be
payable in immediately available funds in arrears on           [dates of payment
to be determined]. Fees payable pursuant to this Section shall be calculated on the basis of a 365-day year and actual days elapsed. It is understood that such fee shall be paid by the Issuer on the date due without the submission of any invoice or demand therefor on the part of the Purchaser. For purposes of this
Section 2.05 only, the Available Commitment shall be deemed not to be reduced during any period the same has been suspended pursuant to Section 7.02 hereof.

     (B) PURCHASE DEMAND FEE. The Issuer agrees to pay or cause to be paid to the Purchaser a purchase demand fee with respect to each demand for the
Purchaser to purchase Bonds hereunder in the amount of $     per purchase demand
[fee to be determined]. Such fees shall be payable in immediately available
funds on           [dates of payment to be determined] (each, a "Demand Fee
Payment Date"), the fees payable on each Demand Fee Payment Date to include all unpaid purchase demand fees, if any, in respect of demands for the Purchaser to purchase Bonds that occurred prior to such Demand Fee Payment Date. Payment shall be made by the Issuer upon submission of an invoice therefor by the Purchaser prior to the due date of such fees.

     SECTION 2.06. RIGHTS OF THE PURCHASER. Upon purchasing Purchased Bonds or beneficial interests therein, a Purchased Bondholder shall be entitled to and, where necessary, deemed assigned, all rights and privileges accorded the Bondholders or owners of beneficial interests in Bonds, as the case may be, under the Bond Security Agreement. Upon purchasing Purchased Bonds or beneficial interests therein, a Purchased Bondholder shall be recognized by the Issuer as the true and lawful owner thereof free from any claims, liens, security interests, equitable interests and other interests of the Issuer and the Insurer [if applicable] except as such interests might be outstanding under the terms of the Purchased Bonds and the Series Bond Security Agreement with respect to all Bondholders.

     SECTION 2.07. CHANGE OF LAW.

     (A) INCREASED COSTS. If, after the date of this Agreement, the adoption of any governmental rule, any change in any governmental rule or the application or requirements thereof (whether such change occurs in accordance with the terms of such governmental rule as enacted, as a result of amendment or otherwise), any change in the interpretation or administration of any governmental rule by any governmental authority, or compliance by the Purchaser or any Participant with any request or directive (whether or not having the force of law) of any governmental authority (a "Change of Law"):

          (i) Shall subject the Purchaser or any Participant to any tax, duty or other charge with respect to the Purchaser's commitment hereunder, or shall change the basis of taxation of the Purchaser or any Participant on Purchased Bonds (except for changes in the rate of taxation on the overall net income of the Purchaser or any Participant); or

          (ii) Shall impose, modify or hold applicable any reserve, special deposit or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances or loans by, or any other acquisition of funds by the Purchaser or any Participant for the Purchaser's commitment hereunder; or

          (iii) Shall impose on the Purchaser or any Participant any other condition related to the Purchaser's commitment hereunder;

and the effect of any of the foregoing is to increase the cost to the Purchaser or any Participant of making, renewing, or maintaining the Purchaser's commitment or of making, funding or maintaining purchases of the Purchaser hereunder or to reduce any amount receivable by the Purchaser or any Participant hereunder or under any Purchased Bonds; then the Issuer shall from time to time, upon demand by the Purchaser or any Participant, pay to the Purchaser or any Participant additional amounts sufficient to reimburse the Purchaser or any Participant for such increased costs or to compensate the Purchaser or any Participant for such reduced amounts relating to its commitment hereunder. A certificate as to the amount of such increased costs or reduced amounts, submitted by Purchaser or any Participant to the Issuer shall, in the absence of manifest error, be conclusive and binding on the Issuer for all purposes.

     (B) CAPITAL REQUIREMENTS. If, after the date of this Agreement, the Purchaser or any Participant determines that (i) any Change of Law affects the amount of capital required or expected to be maintained by the Purchaser or any person controlling the Purchaser or any Participant (a "Capital Adequacy Requirement") and (ii) the amount of capital maintained by the Purchaser or any Participant which is attributable to or based upon the Available Commitment or this Agreement must be increased as a result of such Capital Adequacy Requirement (taking into account the Purchaser's or such Participant's policies with respect to capital adequacy), the Issuer shall pay to the Purchaser or any Participant, upon demand of the Purchaser or any Participant, such amounts as the Purchaser or any Participant shall determine are necessary to compensate the Purchaser for the increased costs to the Purchaser or any Participant of such increased capital. A certificate of the Purchaser or any Participant setting forth in reasonable detail the computation of any such increased costs, delivered by the Purchaser or any Participant to the Issuer shall, in the absence of manifest error, be conclusive and binding on the Issuer for all purposes.

     (C) ISSUER RIGHT TO TERMINATE. In the event that the Purchaser or any Participant delivers a notice to the Issuer of an increased cost payable by the Issuer pursuant to Section 2.07(a) or (b) hereof, the Issuer may, subject to the terms of the Series Bond Security Agreement and to Section 8.06(c), terminate this Agreement upon sixty (60) days prior written notice to the Purchaser.

                                  ARTICLE III.

                            THE PURCHASED BONDS RATE


     SECTION 3.01. PURCHASED BONDS TO BEAR INTEREST AT PURCHASED BONDS RATE.
(A) PURCHASED BONDS RATE. Any Purchased Bond shall bear interest at the Purchased Bonds Rate for the period commencing with the date that the Purchaser purchases such Bond and continuing until such Bond is no longer a Purchased Bond. Subject to the provisions of Section 3.01(b) hereof, the Purchased Bonds Rate at any time shall be equal to [to be determined].



     (B) PAYMENT OF PRINCIPAL OF PURCHASED BONDS. [Provisions with respect to payment of principal of Purchased Bonds to be set forth as agreed upon by the Purchaser, the Issuer and [if applicable] the Insurer].


                                  ARTICLE IV.

                  REPRESENTATIONS AND WARRANTIES OF THE ISSUER

     SECTION 4.01. REPRESENTATIONS AND WARRANTIES. The Issuer represents and warrants to the Purchaser as of the Closing Date that

     (A) ORGANIZATION; POWER.  The Issuer is a           of the State of
          and has all requisite power and authority (i) to conduct its business, to own its properties and to carry on its activities, (ii) to execute, deliver and perform its obligations under the Bond Documents, (iii) to issue the Bonds in the manner and for the purpose contemplated by the Bond Security Agreement, and (iv) to execute, deliver or adopt, as the case may be, and perform its obligations under all other agreements and instruments executed and delivered by the Issuer pursuant to or in connection with this Agreement.

     (B) VALID AND BINDING OBLIGATIONS. This Agreement constitutes, and each of the Bond Documents constitute the legal, valid and binding obligation of the Issuer enforceable against the Issuer in accordance with its respective terms, except as enforcement may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and subject to usual equity principles.

     (C) FINANCIAL CONDITION. All of the Issuer's most recent Financial Statements and its Annual Report, copies of which have been furnished to the Purchaser, have been prepared in conformity with generally accepted accounting principles (except as noted therein) and fairly present the financial condition of each of the entities listed therein as at the then respective dates, and the results of its operations for the period covered thereby. There has been no change in the condition (financial or otherwise), operations or prospects of the Issuer since the date of such Financial Statements or since the date of preparation of the current and projected fiscal year plan.

     (D) OFFICIAL STATEMENT. The information contained in the Official Statement (other than with respect to the information contained therein and furnished in writing by the Purchaser or [if applicable] the Bond Insurer), is as of the date hereof true and correct in all material respects and does not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading; and except as otherwise disclosed to the Purchaser by the Issuer in writing, from the date of the Official Statement to the date of execution of this Agreement there has occurred no material adverse change in the condition, financial or otherwise of the Issuer, or in the status of the required permits, licenses or approvals for the [Project] [System].

     (E) REGULATORY APPROVALS. Each authorization, consent, approval, license or formal exemption from, or filing, declaration or registration with, any court, governmental agency or regulatory authority (Federal, state or local), required in connection with the execution and delivery or adoption, as the case may be, and performance by the Issuer of the Bond Documents or the issuance by the Issuer of the Bonds in the manner and for the purpose contemplated by this Agreement and the Bond Documents, has been obtained or made and is in full force and effect.

     (F) SECURITY. The Bond Security Agreement creates the pledge, lien and assignment which it purports to create to secure the Bonds [and the Issuer's obligations hereunder] as and to the extent provided in the Bond Security Agreement.

     (G) COMPLIANCE WITH LAWS AND CONTRACTS. The execution and delivery or adoption, as the case may be, and performance by the Issuer of this Agreement or any Bond Document have been duly authorized by the Issuer and will not (i)
conflict with or violate the           [governing instruments of the Issuer] or
any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to the Issuer,
(ii) result in a breach of or constitute a default under any indenture, mortgage, deed of trust, ordinance or loan or credit agreement or any other agreement, lease or instrument to which the Issuer is a party or by which it or its properties may be bound or affected, or (iii) result in, or require, the creation or imposition of any Lien (other than the Lien of the Bond Security Agreement) upon or with respect to any of the properties now owned or hereafter acquired by the Issuer; and the Issuer is not in material default under any such law, order, rule, regulation, writ, judgment, injunction, decree, determination or award or any such indenture, ordinance, agreement, lease or instrument.

     (H) DEFAULTS. No Event of Default or an event which with the lapse of time, the giving of notice, or both, would constitute an Event of Default has occurred and is continuing.

     (I) LITIGATION. Except as set forth in the Official Statement, there is no action, suit, proceeding, inquiry or investigation at law or in equity or before or by any court, public board, body or official pending or, to the knowledge of the Issuer, threatened against or affecting (i) the transactions contemplated by or the validity of any Bond Documents or this Agreement, or any agreement or instrument to which the Issuer is a party and which is issued or contemplated for use in the consummation of the transactions contemplated by the Bond Documents or this Agreement, (ii) the tax exempt status of the Issuer or of the interest on the Bonds, (iii) the Issuer's ability to perform its obligations under this Agreement or the Bond Documents to which it is a party, or (iv) which in any way contests the existence, organization or powers of the Issuer or the titles of the officers of the Issuer to their respective offices; or which in the aggregate might materially adversely affect the Issuer's property, assets, operations or condition, financial or otherwise, or which in any manner draws into question the validity or enforceability of this Agreement or any Bond Document.

     (J) SOVEREIGN IMMUNITY. The defense of sovereign immunity is not available to the Issuer in any proceeding initiated by the Purchaser to enforce any of the obligations of the Issuer under this Agreement or the Bond Documents and, to the extent permitted by law, the Issuer consents to the initiation of any such proceeding in any federal or state court of competent jurisdiction located in the State and agrees not to assert the defense of sovereign immunity in any such proceeding.

     (K) BOND DOCUMENTS. The Issuer makes each of the representations and warranties contained in the Bond Documents to which the Issuer is a party to, and for the benefit of, the Purchaser as if the same were set forth in full herein.

                                   ARTICLE V.

                            COVENANTS OF THE ISSUER

     SECTION 5.01. AFFIRMATIVE COVENANTS. During the term of this Agreement, and until the obligations of the Issuer to the Purchaser hereunder or under any Purchased Bond are paid in full and the Purchaser has no further commitment hereunder, unless the Purchaser shall otherwise consent in writing, the Issuer hereby covenants to:

          (A) MAINTAIN POLICY. [If applicable] Maintain the Policy and shall use its best effort to obtain substitute bond insurance if the Policy becomes invalid or uncollectible as to all or any portion of the principal of and interest on the Bonds (including Bonds bearing interest at the Purchased Bonds Rate).

          (B) NOTICE OF DEFAULT. Forthwith after the Issuer shall have obtained knowledge of the occurrence of an Event of Default or Default, provide to the Purchaser the written statement of an authorized officer of the Issuer setting forth the details of each such Event of Default or Default and the action which the Issuer proposes to take with respect thereto.

          (C) FINANCIAL STATEMENTS.  Within      days after the end of each
     fiscal year of the Issuer, and within      days after the end of each
     quarter of the Issuer's fiscal year, or at such earlier time as the same may be available, provide to the Purchaser financial statements consisting of a balance sheet of the [Project] [System] as at the end of such period and a statement of income and retained earnings of the [Project] [System] for such fiscal year, setting forth in comparative form the corresponding figures, if any, for the preceding fiscal period, all in reasonable detail and accompanied by (i) in the case of the financial statements prepared at the end of the Issuer's fiscal year, an audit report of nationally recognized independent public accountants stating that such financial statements have (except as noted therein) been prepared in accordance with generally accepted accounting principles consistently applied and (ii) in any case a certificate from an authorized financial officer of the Issuer stating that no Event of Default or Default has come to his attention which was continuing at the end of such fiscal period or on the date of his certificate, or if there has been or currently exists an Event of Default or Default, indicating the nature of such Default or Event of Default and the action which the Issuer proposes to take with respect thereto.

          (D) PRESERVATION OF EXISTENCE, ETC.  Preserve and maintain its
     existence, rights and privileges in the State of           , and qualify
     and remain qualified and authorized to do business in each other jurisdiction in which such qualification is necessary in view of its activities or operations with respect to the [Project][System].

          (E) USE OF PROCEEDS OF BONDS. Use the proceeds from the sale of Bonds as provided in the Series Bond Security Agreement.

          (F) USE OF PROCEEDS OF PURCHASE HEREUNDER. Cause the [Trustee] [Tender Agent] to use the proceeds from any purchase of Bonds made hereunder solely to pay for the Purchase Price of Tendered Bonds as more fully described in Sections 2.01 and 2.02 hereof.

          (G) CERTAIN OBLIGATIONS. Use its best efforts to cause [if applicable] the Insurer at all times to comply with the Policy and each of the Paying Agent, the Tender Agent and the Remarketing Agent at all times to comply with the terms of the Bond Documents to which it is a party.

          (H) CERTAIN PARTIES. At all times have a Trustee, Paying Agent, Tender Agent and Remarketing Agent performing the duties thereof contemplated by the Bond Security Agreement.

          (I) INSPECTION. Upon reasonable notice permit any Person designated by the Purchaser in writing, at the Purchaser's expense, to visit any of the properties of the Issuer relating to the Bonds or this Agreement, to examine the corporate books and financial records of the Issuer and make copies thereof or extracts therefrom, and to discuss the affairs, finances and accounts of the Issuer with the principal officers of the Issuer and its independent public accountants relating to the Bonds or this Agreement, all at such reasonable times and as often as the Purchaser may reasonably request.

          (J) COMPLIANCE WITH AGREEMENTS. Observe and perform all of its obligations under this Agreement, the Bonds and the other Bond Documents.

          (K) CERTAIN NOTICES. Furnish to the Purchaser a copy of any notice, certification, demand or other writing or communication given by [if applicable] the Insurer or the Tender Agent to the Issuer or by the Issuer to [if applicable] the Insurer or the Tender Agent under or in connection with the Bonds or any of the Bond Documents, in each case promptly after the receipt or giving of the same.

          (L) LITIGATION NOTICE. Give the Purchaser prompt notice of any action, suit or proceeding known to it at law or in equity or by or before any governmental instrumentality or other agency which, if adversely determined, could materially impair the ability of the Issuer to carry out its obligations under the Law, this Agreement, the Bonds or any other document, instrument or agreement required hereunder or thereunder, or would materially and adversely affect its assets or financial condition.

          (M) OTHER NOTICES.  Promptly give written notice to the Purchaser of
     (i) any material dispute which may exist between the Issuer and either the Insurer [if applicable] or Tender Agent or any dispute in connection with any transaction contemplated under this Agreement or (ii) any matter or event which may result in a material adverse change in the Issuer's financial condition or operations.

          (N) INCORPORATION OF COVENANTS BY REFERENCE. The Issuer agrees that it will perform and comply with each and every covenant and agreement required to be performed or observed by it in the Bond Documents, which provisions, as well as related defined terms contained therein, are hereby incorporated by reference herein with the same effect as if each and every such provision were set forth herein in its entirety. To the extent that any such incorporated provision permits any Person to waive compliance with or consent to such provision or requires that a document, opinion or other instrument or any event or condition be acceptable or satisfactory to any Person, for purposes of this Agreement, such provision shall be complied with only if it is waived or consented to by the Purchaser and such document, opinion or other instrument shall be satisfactory to the Purchaser. No amendment to such covenants and agreements or defined terms made pursuant to the Bond Documents shall be effective to amend such covenants and agreements and defined terms as incorporated by reference herein without the consent of the Purchaser.

     SECTION 5.02. NEGATIVE COVENANTS. The Issuer covenants, undertakes and agrees with the Purchaser that, from the date of execution hereof and so long as any Bond remains Outstanding or any other amounts are due to the Purchaser under this Agreement, it will not:

          (A) COMPLIANCE WITH LAWS, ETC. Violate any laws, rules, regulations, or governmental orders to which it is subject, which violation involves a reasonable possibility of materially and adversely affecting its financial condition, business or results of operations or of materially adversely affecting the Issuer's ability to perform its obligations under this Agreement or the Bond Documents.

          (B) LIENS.  Except as provided in Section(s)   of the Bond Security
     Agreement, issue or incur any bonds, notes, debentures, obligations or other evidences of indebtedness of similar nature, other than the Bonds, payable out of or secured by a Lien on the Pledged Revenues or other moneys, securities or funds held or set aside by the Issuer under the Bond Security Agreement; or create or cause to be created any Lien on the Pledged Revenues or such moneys, securities or funds, except as provided in the Bond Security Agreement.

          (C) OTHER INDEBTEDNESS.  Except as provided in Section   of the Bond
     Security Agreement, create or incur any indebtedness for borrowed money payable from the Pledged Revenues which is prior to or on a parity with the lien on Pledged Revenues which secures the Bonds.

          (D) AMENDMENTS. Amend or modify the Bond Documents in a material manner relating in any way to this Agreement or the Standby Purchaser or having a material adverse effect on the Issuer's ability to pay when due principal of or interest on any Bond, without the prior written consent of the Purchaser.

          (E) OFFICIAL STATEMENT. Refer to the Purchaser in any Official Statement or make any changes in reference to the Purchaser in any Official Statement without the Purchaser's prior written consent thereto. Upon specific request of the Issuer therefor in each instance, the Purchaser agrees to provide such information with respect to the Purchaser as may be reasonably requested by the Issuer and required to enable the Issuer to comply with applicable disclosure requirements for the Official Statement.

          (F) MERGER WITHOUT ASSUMPTION. Take any action, or permit any action to occur or be taken by any other person, that would cause a Merger Without Assumption.

                                  ARTICLE VI.

                              CONDITIONS PRECEDENT

     SECTION 6.01. CONDITIONS TO PURCHASER'S ENTERING INTO AGREEMENT. (A) DOCUMENTATION AND FEES. It shall be a condition precedent to the Purchaser's entering into this Agreement that all corporate and other proceedings taken in connection with the transactions contemplated hereby and all documents incident thereto shall be in form and substance satisfactory to the Purchaser and that the Purchaser shall have received on or prior to the Closing Date:

          (i) a true and complete original of this Agreement;

          (ii) [if applicable] a photocopy of the Policy;

          (iii) resolutions of the Issuer authorizing the Bond Documents and the issuance of the Bonds, certified on the Closing Date by the Secretary of the Issuer;

          (iv) a certified copy of the [governing instruments of the Issuer] and evidence of the filing of required notices with respect thereto with the
     office of the Secretary of the State of           ;

          (v) a copy certified on the Closing Date by the Secretary or Assistant Secretary of any Bond Documents delivered on or prior to the Closing Date;

          (vi) signature and incumbency certificates, dated the Closing Date, of the signatories of the Issuer executing this Agreement;

          (vii) copies of the legal opinions rendered in connection with the issuance of the Bonds, and the delivery of the Bond Documents, dated the Closing Date, either addressed to the Purchaser or stating that the Purchaser is entitled to rely thereon as if said opinions were addressed to it;

          (viii) an executed opinion of counsel to the Issuer as to the due authorization, execution, delivery and enforceability of this Agreement;

          (ix) [if applicable] a copy of the opinion of counsel to the Insurer dated the Closing Date, either addressed to the Purchaser or stating that the Purchaser is entitled to rely thereon as if said opinion were addressed to it as to (i) the due authorization, execution and delivery of the Policy and (ii) the legality, validity, binding effect and enforceability of the Policy;

          (x) payment of the fees, expenses and other amounts then due, if any, referred to in Section 8.05; and

          (xi) a certificate of the chief executive officer or the chief financial officer of the Issuer, to the effect that all representations and warranties of the Issuer contained or incorporated by reference herein or otherwise made in writing in connection herewith or in the other Bond Documents are true and correct as though such representations and warranties had been made as of the date of this Agreement and that no Event of Default or Default exists under this Agreement.

     (B) ADDITIONAL CONDITIONS PRECEDENT TO ENTERING INTO THIS AGREEMENT.

     (i) This Agreement and each of the Bond Documents shall have been duly executed and delivered by the parties thereto, shall each be in full force and effect, and shall each be in form and substance satisfactory to the Purchaser; and

     (ii) All municipal, corporate and legal proceedings and all instruments in connection with the transactions contemplated by this Agreement and the Bond Documents shall be satisfactory in form and substance to the Purchaser and its counsel and the Purchaser shall have received all documents, including records of corporate proceedings and governmental approvals, which it may reasonably request in connection with the transactions contemplated by this Agreement and the Bond Documents, any such document where appropriate to be certified by proper officers.

                                  ARTICLE VII.

                          EVENTS OF DEFAULT; REMEDIES

     SECTION 7.01. EVENTS OF DEFAULT. Each of the following shall constitute an "Event of Default" of the Issuer hereunder:

          (a) Any principal or interest due on the Bonds is not paid by the Issuer when due and [if applicable] such principal or interest is not paid by the Insurer when, as, and in the amounts required to be paid pursuant to the terms of the Policy; or

          (b) Nonpayment of any amounts payable under Section 2.05 hereof within five Business Days after the Insurer [if applicable] and the Issuer have received notice from the Purchaser that the same were not paid when due; or

          (c) Nonpayment of any other fees, or any other amount, when due hereunder, if such failure to pay when due shall continue for seven Business Days after written notice thereof to the Issuer and the Insurer [if applicable] by the Purchaser; or

          (d) Any representation or warranty made by the Issuer under or in connection with this Agreement or any of the Bond Documents shall prove to be untrue in any material respect on the date as of which it was made; or


          (e) The breach by the Issuer of any of the terms or provisions of
     Section 5.01 or Section 5.02 [with such grace periods as may be determined]; or


          (f) A proceeding is instituted in a court having jurisdiction over the Issuer, any of its activities or any of its properties seeking an order for relief, rehabilitation, reorganization, conservation, liquidation or dissolution in respect of the Issuer under applicable law and such proceeding is not terminated for a period of 60 consecutive days or such court enters an order granting the relief sought in such proceeding or the Issuer shall institute or take any corporate action for the purposes of instituting any such proceeding; or the Issuer shall become insolvent or unable to pay its debts as they mature or shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, shall consent to the entry of an order for relief in an involuntary case under any such law or shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian or sequestrator (or other similar official) of the Issuer or for any substantial part of its property, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts or claims as they become due, or shall take any corporate action in furtherance of any of the foregoing; or

          (g) (1) The Issuer shall default in any payment of principal of or interest on any obligation for borrowed money (or any obligation under any conditional sale or other title retention agreement or any obligation secured by a purchase money mortgage or any obligation under notes payable or drafts accepted representing extensions of credit) payable from the Pledged Revenues beyond any period of grace provided with respect thereto; or (2) the Issuer shall default in the performance or observance of any other agreement, term or condition contained in any agreement under which any such obligation is created (or if any other event or default thereunder or under such agreement shall occur and be continuing) and the effect of such event or default is to cause, or to permit the holder or holders of such obligation (or a trustee on behalf of such holder or holders) to cause, such obligation to become due prior to its stated maturity; or

          (h) The failure on the part of the Issuer to perform or observe any other term, covenant or agreement contained in this Agreement or any of the other Bond Documents on its part to be performed or observed and (a) with respect to any such term, covenant or agreement contained in this Agreement (other than in Section 5.01 or 5.02 hereof), any such failure remains unremedied for 30 days; and (b) with respect to any such term, covenant or agreement contained in any of the other Bond Documents, any such failure remains unremedied after any applicable grace period specified in such Bond Document; or

          (i) The Bond Security Agreement shall terminate or cease to be of full force and effect, other than as a result of any redemption or defeasance in full of the Bonds; or the Issuer shall in writing to the Trustee claim that its obligations under the Bonds, the Bond Security Agreement, any Bond Document or this Agreement are not valid and binding on the Issuer or repudiate such obligations; or the Issuer shall initiate any legal proceedings to seek an adjudication that any such obligations are not valid and binding on the Issuer; or any court or governmental authority with jurisdiction to rule on the validity of such obligations shall announce, find or rule that any such obligations are not valid and binding on the Issuer; or

          (j) The occurrence of any "'Event of Default" as defined in the Bond Security Agreement; or

          (k) [If applicable] The occurrence of an Insurer Event of Insolvency;
     or

          (l) [If applicable] The President or an Executive Vice President of the Insurer shall in writing to the Trustee claim that the Policy with respect to the payment of principal or interest on the Bonds is not valid and binding on the Insurer, and repudiate the obligations of the Insurer under the Policy with respect to payment of principal of or interest on the Bonds, or the Insurer shall initiate any legal proceedings to seek an adjudication that the Policy, with respect to the payment of principal of or interest on the Bonds, is not valid and binding on the Insurer; or

          (m) [If applicable] Any court or governmental authority with jurisdiction to rule on the validity of the Policy shall announce, find or rule that the Policy is not valid and binding on the Insurer; or

          (n) [If applicable] Any default by Insurer in making payment when, as and in the amounts required to be made pursuant to the express terms and provisions of any other municipal insurance policy or surety bond issued by Insurer; or

          (o) Moody's [and] [or] S&P each shall withdraw or suspend its respective long-term rating of the Bonds or shall reduce such rating to
     less than "          " and "          " (or the then current equivalent
     thereof), as the case may be.

     [SECTION 7.02. REMEDIES. [IF THE PURCHASER DOES NOT HAVE THE RIGHT TO SUSPEND OR TERMINATE ITS OBLIGATION TO PURCHASE WITHOUT A FINAL MANDATORY TENDER FOR PURCHASE OF THE BONDS, INSERT:] (a) Upon the occurrence of an Event of
Default as specified in clause      of Section 7.01 hereof [clauses to be
determined], the Purchaser may give a written notice of such Event of Default to the Issuer, the [Tender Agent] [Trustee] and the Remarketing Agent specifying a date on which its obligation to purchase Bonds hereunder shall terminate, which
shall not be less than      days after the receipt of such notice. The Available
Commitment and the obligation of the Purchaser to purchase Bonds hereunder shall terminate on the date so specified in such written notice from the Purchaser. The giving of such notice shall not affect the obligation of the Purchaser to purchase Bonds prior to close of business on the date on which such obligation terminates.

     (b) Upon the occurrence of an Event of Default, the Purchaser shall have all remedies provided at law or equity, including, without limitation, specific performance, and remedies may be pursued in any order determined by the Purchaser; provided, however, that the Purchaser shall not have the right to terminate the Available Commitment and its obligation to purchase Bonds except as provided in paragraph (a) of this Section 7.02.]

     [SECTION 7.02. REMEDIES. [IF THE BONDS ARE INSURED AND THE PURCHASER DOES HAVE THE RIGHT UPON THE OCCURRENCE OF CERTAIN EVENTS OF DEFAULT TO SUSPEND OR TERMINATE ITS OBLIGATION TO PURCHASE WITHOUT A FINAL MANDATORY TENDER FOR PURCHASE OF THE BONDS, INSERT]: (a) Upon the occurrence of an Event of Default as specified in clause (l) or (m) of Section 7.01 hereof, the Purchaser's obligations under Section 2.01 hereof shall be immediately suspended without notice or demand and thereafter the Purchaser shall be under no obligation to purchase hereunder until the Available Commitment is reinstated as described below. Promptly upon the Purchaser's obtaining knowledge of any such Event of Default, the Purchaser shall notify the Issuer, the [Tender Agent], the [Trustee] and the Remarketing Agent of such suspension in writing; provided, that the Purchaser shall incur no liability or responsibility whatsoever by reason of its failure to give such notice and such failure shall in no way affect the suspension of the Purchaser's obligations hereunder. If a court with jurisdiction to rule on the validity of the Policy shall thereafter enter a final, nonappealable judgment that the Policy is not valid and binding on the Insurer then the Available Commitment and the Purchaser's obligation to purchase under Section
2.01 hereof shall immediately terminate without notice or demand. If a court with jurisdiction to rule on the validity of the Policy shall find or rule that the Policy is valid and binding on the Insurer, then the Purchaser's obligation to purchase under Section 2.01 hereof shall thereupon be reinstated (unless the Purchase Period shall otherwise have been terminated or suspended as provided in this Agreement). Notwithstanding the foregoing, if three years after the effective date of suspension of the Purchaser's obligation to purchase Bonds pursuant to this paragraph (a) litigation is still pending and a final, nonappealable judgment regarding the validity of the Policy has not been entered by a court with jurisdiction to rule on the validity of the Policy, then the Available Commitment and the Purchaser's obligation to purchase shall, unless previously terminated pursuant to any other provision of this Agreement, at such time terminate without notice or demand.

     (b) Upon the occurrence of an Event of Default as specified in clause (a),
(k) or      [additional clauses, if any, to be determined] of Section 7.01 hereof, the Available Commitment and the obligation of the Purchaser to purchase Bonds shall immediately terminate and expire without notice or demand. Promptly upon the Purchaser's obtaining knowledge of any such Event of Default, the Purchaser shall give written notice of the same to the Issuer, the [Tender Agent], the [Trustee] and the Remarketing Agent; provided that the Purchaser shall incur no liability or responsibility whatsoever by reason of its failure to give such notice and such failure shall in no way affect the termination of the Available Commitment and the obligation of the Purchaser to purchase Bonds.

     (c) Upon the occurrence of an Event of Default as specified in clause of Section 7.01 hereof [clauses to be determined], the Purchaser may give written notice of such Event of Default to the Issuer, the [Tender Agent], the [Trustee] and the Remarketing Agent specifying a date on which its obligation to
purchase Bonds hereunder shall terminate, which shall not be less than      days
after the receipt of such notice. The Available Commitment and the obligation of the Purchaser to purchase Bonds hereunder shall terminate on the date so specified in such written notice from the Purchaser. The giving of such notice shall not affect the obligation of the Purchaser to purchase Bonds prior to close of business on the date on which such obligation terminates.

     (d) Upon the occurrence of an Event of Default, the Purchaser shall have all remedies provided at law or equity, including, without limitation, specific performance, and remedies may be pursued in any order determined by the Purchaser; provided, however, that the Purchaser shall not have the right to terminate the Available Commitment and its obligation to purchase Bonds except as provided in paragraph (a), (b) or (c) of this Section 7.02].

     [SECTION 7.02. REMEDIES. [IF THE BONDS ARE NOT INSURED AND THE PURCHASER DOES HAVE THE RIGHT UPON THE OCCURRENCE OF CERTAIN EVENTS OF DEFAULT TO SUSPEND OR TERMINATE ITS OBLIGATION TO PURCHASE WITHOUT A FINAL MANDATORY TENDER FOR PURCHASE OF THE BONDS, INSERT]: (a) Upon the occurrence of an Event of Default
as specified in clause      of Section 7.01 hereof [clauses to be determined],
the Available Commitment and the obligation of the Purchaser to purchase Bonds shall immediately terminate and expire without notice or demand. Promptly upon the Purchaser's obtaining knowledge of any such Event of Default, the Purchaser shall give written notice of the same to the Issuer, the [Tender Agent], the [Trustee] and the Remarketing Agent; provided that the Purchaser shall incur no liability or responsibility whatsoever by reason of its failure to give such notice and such failure shall in no way affect the termination of the Available Commitment and the obligation of the Purchaser to purchase Bonds.

     (b) Upon the occurrence of an Event of Default as specified in clause of Section 7.01 hereof [clauses to be determined], the Purchaser may give written notice of such Event of Default to the Issuer, the [Tender Agent], the [Trustee] and the Remarketing Agent specifying a date on which its obligation to
purchase Bonds hereunder shall terminate, which shall not be less than      days
after the receipt of such notice. The Available Commitment and the obligation of the Purchaser to purchase Bonds hereunder shall terminate on the date so specified in such written notice from the Purchaser. The giving of such notice shall not affect the obligation of the Purchaser to purchase Bonds prior to close of business on the date on which such obligation terminates.

     (c) Upon the occurrence of an Event of Default, the Purchaser shall have all remedies provided at law or equity, including, without limitation, specific performance, and remedies may be pursued in any order determined by the Purchaser; provided, however, that the Purchaser shall not have the right to terminate its obligation to purchase Bonds except as provided in paragraph (a) or (b) of this Section 7.02].

                                 ARTICLE VIII.

                                 MISCELLANEOUS


     SECTION 8.01. WAIVER; PARTIES IN INTEREST; CAPTION HEADINGS. No failure or delay on the part of the Purchaser in exercising any right, power or privilege hereunder and no course of dealing shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or future exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein expressly provided are cumulative and not exclusive of any rights or remedies which the Purchaser would otherwise have. No notice to or demand on the Issuer or any other party hereto in any case shall entitle the Issuer or such other party to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Purchaser to any other or further action in any circumstances without notice or demand. No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the parties hereto. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto; provided, however, that the Issuer may not assign or transfer any of its interest hereunder without the prior written consent of the Purchaser and [if applicable] the Insurer if the Insurer will be affected thereby. It is understood that this Agreement is also for the benefit of the [Trustee] [Tender Agent] and the Standby Purchaser Guarantor, and that the Standby Purchaser Guarantor is entitled to exercise all rights and remedies herein provided to the Purchaser upon payment under the Standby Purchase Guarantee.


     The captions in this Agreement are for convenience of reference only and shall not affect the meaning or construction of or define or limit any of the provisions hereof.

     SECTION 8.02. GOVERNING LAW. THE OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT ARE TO BE CONSTRUED, INTERPRETED AND ENFORCED IN ACCORDANCE WITH, AND SHALL BE GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO CHOICE OF LAW DOCTRINE IT BEING UNDERSTOOD HOWEVER THAT THE CORPORATE POWERS AND LEGAL CAPACITY OF THE ISSUER SHALL BE CONSTRUED AND INTERPRETED IN ACCORDANCE
WITH THE LAWS OF THE STATE OF                .

     SECTION 8.03. SEVERABILITY. If any provision of this Agreement shall be held or deemed to be or shall in fact be illegal, inoperative or unenforceable, the same shall not affect any other provision or provisions herein contained or render the same invalid, inoperative or unenforceable to any extent whatever.

     SECTION 8.04. COUNTERPARTS. This Agreement may be simultaneously executed in several counterparts, each of which shall be deemed an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.

     SECTION 8.05. FEES; EXPENSES; DOCUMENTARY TAXES; INDEMNIFICATION. (a) The Issuer agrees, whether or not the transactions hereby contemplated shall be consummated, to pay, and save the Purchaser harmless against liability for the payment of, all reasonable out-of-pocket costs and expenses arising in connection with this transaction including, without limitation, the preparation, execution and delivery of this Agreement and related documents, the enforcement of, or the preservation of, any rights under this Agreement, the other Bond Documents, the Bonds, and related documents, any modification or consent under such documents and instruments, the reasonable fees and expenses of counsel for the Purchaser, and all stamp and documentary taxes (including interest and penalties, if any) which may be payable in respect of such documents.

     (b) To the maximum extent permitted by law, the Issuer hereby agrees to indemnify, defend and hold the Purchaser and each Participant harmless from and against all liability (including, without limitation, interest, penalties and all reasonable attorneys' fees) to which the Purchaser or any Participant may become subject insofar as such liability arises out of or is based upon a suit, proceeding, investigation or governmental action brought or taken in connection with the [Project][System], this Agreement, the other Bond Documents or related documents or the use (or the proposed or potential use) of the proceeds of any purchase under this Agreement.

     (c) Any action taken or omitted by the Purchaser, under or in connection with this Agreement or drafts or documents relating thereto, if taken or omitted without gross negligence, shall be binding upon the Issuer and shall not result in the Purchaser incurring any liability to the Issuer.


     (d) To the maximum extent permitted by law, the Issuer hereby agrees at all times to protect, indemnify and save harmless the Purchaser and each Participant from and against any and all claims, actions, investigations, suits and other legal proceedings, and from and against any and all losses, claims, demands, liabilities, damages, costs, charges, counsel fees and other expenses which the Purchaser or any Participant may, at any time, sustain or incur by reason of or in consequence of or arising out of (i) a misstatement of a material fact in, or omission of a material fact from, the Official Statement or other offering document (other than information furnished by the Purchaser in writing to the Issuer for use in the Official Statement and used in strict conformity with the information so provided, which information is held by a court of competent jurisdiction to contain an untrue statement of a material fact or to omit to state a material fact necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading), (ii) the execution and delivery of this Agreement or any Bond Document, the issuance of the Bonds or any failure of the Tender Agent to pay the Purchase Price of tendered Bonds following performance by the Purchaser of its obligations hereunder; provided, however, that the Issuer shall be required to protect, indemnify and save harmless the Purchaser or any Participant from and against any of the foregoing to the extent caused by the Purchaser's gross negligence or willful misconduct. The Purchaser shall not, in any way, be liable for any failure by the Purchaser to purchase Tendered Bonds under this Agreement as a result of any act of a governmental authority or any other cause beyond the control of the Purchaser. The obligations of the Issuer under this Section 8.05 shall survive the payment of the Bonds and the termination of this Agreement.


     SECTION 8.06. TERM OF THE AGREEMENT; TERMINATION OF PURCHASE PERIOD UPON ELECTIONS OF THE ISSUER.


     (a) The term of this Agreement shall be until the later of (i) the payment of all amounts due to the Purchaser by the Issuer under this Agreement and any Purchased Bonds, including, without limitation, interest on the Purchased Bonds at the Purchased Bonds Rate, and (ii) the end of the Purchase Period as determined in accordance with the definition thereof set forth in Section 1.01 hereof.


     (b) By written direction provided to the [Trustee] [Tender Agent] and a copy thereof to the Purchaser, the Issuer may elect to terminate the Purchase Period at any time if the short-term ratings of the Bonds are withdrawn,
suspended or reduced below "     " in the case of Standard & Poor's or "       "
in the case of Moody's; provided, however, that the effective date of any such
termination shall be at least      days after such direction is received by the
[Trustee] [Tender Agent] and a copy thereof is received by the Purchaser unless an Alternate Standby Agreement is provided in accordance with Section 8.06(c) of this Agreement in which event the effective date of such termination shall be at
least      days after such Alternate Standby Agreement is so provided.

     (c) In addition, subject to the terms of the Series Bond Security Agreement and this paragraph, the Issuer may elect to cause the termination of the Purchase Period at any time by providing to the [Tender Agent] [Trustee] an Alternate Standby Agreement in substitution for this Agreement; provided,
however, that the Issuer shall give the Purchaser at least      days' prior
written notice of any such substitution. The provision of an Alternate Standby Agreement shall be subject to the condition that the Standby Purchaser thereunder shall purchase any Purchased Bonds at a purchase price equal to the principal amount thereof and interest thereon (including any Interest Component and interest thereon under Section 2.02(d) of this Agreement) accrued and unpaid to the date of such termination.

     SECTION 8.07. EXTENSION OF PURCHASE PERIOD; NOTICE OF NON-EXTENSION.

     (a) If the short-term ratings of the Bonds are at least "A-1" in the case of Standard & Poor's and "VMIG-1" in the case of Moody's, the Purchaser may, by written notice given to the Issuer and the [Trustee] [Tender Agent] on or before
the      day prior to the expiration date of the then current Purchase Period
(giving effect to any prior extensions of the Purchase Period), elect to extend the Purchase Period for an additional 364-day period or if the final maturity of the Bonds shall occur within such period, for an additional period ending on the date of such final maturity of the Bonds (such additional period to commence on the expiration date of the then current Purchase Period). In such event, effective upon the Issuer's receipt of such notice of the Purchaser, the Purchase Period shall be deemed extended for such additional 364-day period.

     (b) If the Purchaser does not give the written notice referred to in
paragraph (a) of this Section 8.07, the Issuer may, on or before the      day
prior to the expiration of the Purchase Period (and if by the      day prior to
the expiration of the Purchase Period as extended pursuant to this Section), but
no earlier than the      day prior to the expiration of the Purchase Period,
request that the Purchaser agree to an extension of the Purchase Period for an
additional      day period or if the final maturity of the Bonds shall occur within such period, for an additional period ending on the date of such final maturity of the Bonds (such additional period to commence on the expiration date
of the then current Purchase Period). Within      days following its receipt of
a request for an extension of the Purchase Period, the Purchaser shall give written notification to the Issuer, the Insurer [if applicable] and the [Tender Agent] [Trustee] as to whether it elects to extend such Purchase Period; provided, that if the Purchaser fails to give any such notice, this Agreement shall expire at the end of the Purchase Period then in effect.

     SECTION 8.08. SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS. All representations and warranties of the Issuer and the Purchaser contained in this Agreement shall survive delivery of this Agreement and the transactions contemplated hereby. All covenants of the Issuer to make payments to the Purchaser under any provision hereof, including Sections 2.05, 2.07 and 8.05, shall survive the payment of the Bonds, including the Purchased Bonds, and termination of this Agreement. All other covenants of the Issuer contained in this Agreement shall survive termination of this Agreement if and so long as Purchased Bonds are owned by Purchased Bondholders.

     SECTION 8.09. PARTICIPATION. The Purchaser shall have the right at any time to sell, assign, grant or transfer participation in all or part of its obligations hereunder and the obligations of the Issuer hereunder to any other Participant without the consent of or notice to the Issuer; provided, that any participation shall not relieve the Purchaser from any of its obligations, hereunder. The Purchaser may disclose to any Participants or prospective Participants any information or other data or material in the Purchaser's possession relating to this Agreement, any Bond Document, the Insurer [if applicable] and the Issuer, without the consent of or notice to the Issuer or the Insurer [if applicable].

     SECTION 8.10. RIGHT OF SET-OFF. In addition to any rights now or hereafter granted under applicable law (including, but not limited to, Section 151 of the New York Debtor and Creditor Law) and not by way of limitation of any such rights, during the continuance of any Event of Default, the Purchaser and any Participant is hereby authorized at any time and from time to time, without notice to the Issuer or to any other person or entity, any such notice being hereby expressly waived, to set-off and to appropriate and apply any and all deposits (general or special) and any other indebtedness at any time held or owing by the Purchaser or any Participant to or for the credit or the account of the Issuer against and on account of the obligations and liabilities of the Issuer to the Purchaser under this Agreement, including (without limitation) all claims of any nature or description arising out of or connected with this Agreement irrespective of whether or not the Purchaser shall have made any demand hereunder.

     SECTION 8.11. NOTICES. Except as otherwise expressly specified in this Agreement, all notices, requests and other communications hereunder shall be in written form (including bank wire, telegram, telecopier or similar writing) and shall be given to the party to whom addressed, at its address or telecopier number as such party may hereafter specify for the purpose by notice to the other parties below. Each such notice, request or communication shall be effective (i) if given by telecopy, upon receipt thereof, (ii) if given by mail, three (3) days after such communication is deposited in the United States Mail with first-class postage prepaid, addressed as aforesaid, or (iii) if given by any other means, when delivered at the address specified below.

                  If to the Issuer, to:

        ------------------------------------------------------------------------

        ------------------------------------------------------------------------

        ------------------------------------------------------------------------

                  If to the Insurer, to:
                  [If applicable]

        ------------------------------------------------------------------------

        ------------------------------------------------------------------------

        ------------------------------------------------------------------------

                  If to the Remarketing Agent, to:

        ------------------------------------------------------------------------

        ------------------------------------------------------------------------

        ------------------------------------------------------------------------

                  If to AIG Liquidity Corp., to:


                  AIG Liquidity Corp.
                  100 Nyala Farm
                  Westport, Connecticut 06880
                  Attention: Chief Financial Officer
                  Telecopier Number: (203) 222-4700

     SECTION 8.12. PAYMENTS. (a) Payments made by the Purchaser to the Tender Agent pursuant to Section 2.02(a) hereof shall be made to the Tender Agent at
          for credit to account number           , Ref:           , ABA Number
          , Att: Corporate Trust Department, or to such other account as may be specified by the Tender Agent to the Purchaser in writing.

     (b) All payments of fees and other amounts to the Purchaser hereunder shall
be made by wire transfer of immediately available funds to           , FEDWIRE:
          , Attention:           , Reference:           .

     (c) For purposes of any calculations referred to in this Agreement, all United States dollar amounts used in or resulting from such calculations will be rounded to the nearest cent (with one half cent being rounded up).

     SECTION 8.13. CONSENT TO JURISDICTION; WAIVER OF DEFENSE OF SOVEREIGN IMMUNITY. To the extent permitted by law, the Issuer consents to the initiation of any proceeding for the enforcement of this Agreement in any federal or state court of competent jurisdiction located in the State of New York and agrees not to assert the defense of sovereign immunity in any such proceeding.

     IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed by their duly authorized officers, all as of the date first above written.

Attest:                                         [ISSUER]

                                                By
- ----------------------------------                 -----------------------------
                                                             Title:


                                                AIG LIQUIDITY CORP.

                                                By
                                                   -----------------------------
                                                             Title: